EXHIBIT 99.1

                 Computational Materials and/or ABS Term Sheet

CWALT 2005-21CB                                                 MORGAN STANLEY
Preliminary Pool - Represents a portion of the Final Pool        2,405 records
All records                                               Balance: 414,000,686



                                             Aggregate       Percent         Average
                          Number of          Principal         of           Principal                Wtd Avg
  Current Mortgage         Initial            Balance        Initial       Outstanding               Calc Rem     FICO    Original
    Loan Amounts        Mortgage Loans      Outstanding    Mortgage Pool     Balance        WAC        Term       Score     LTV
---------------------------------------------------------------------------------------------------------------------------------
     0.01 -  25000.00           3              70,675.70       0.02         23,558.57      6.411        360       730      47.02
 25000.01 -  50000.00          60           2,444,196.45       0.59         40,736.61      6.381        359       721      71.36
 50000.01 -  75000.00         156          10,012,106.00       2.42         64,180.17      6.259        359       717      72.52
 75000.01 - 100000.00         288          25,779,416.92       6.23         89,511.86      6.175        359       713      73.08
100000.01 - 125000.00         332          37,480,115.45       9.05        112,891.91      6.172        359       714      74.62
125000.01 - 150000.00         335          46,172,178.61      11.15        137,827.40      6.140        360       712      74.11
150001.01 - 250001.00         781         152,368,704.89      36.80        195,094.37      6.094        359       712      72.53
250001.01 - 350001.00         371         109,678,708.65      26.49        295,629.94      6.091        359       710      72.54
350001.01 - 450001.00          71          26,086,941.14       6.30        367,421.71      6.013        359       718      69.30
450001.01 - 550001.00           8           3,907,641.87       0.94        488,455.23      5.890        360       749      71.88
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Total:                       2405         414,000,685.68     100.00        172,141.66      6.109        359       713      72.71
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


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This information has been prepared in connection with the issuance of securities representing [interests in / debt of] the above trust, and is based in part on information provided by [ORIGINATOR] with respect to the expected characteristics of the pool of [ASSET] in which these securities will represent [undivided beneficial interests / debt obligations]. The actual characteristics and performance of the [ASSET] will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return indicated herein will be achieved. For example, it is very unlikely that the loans will prepay at a constant rate or follow a predictable pattern. This information may not be used or otherwise disseminated in connection with
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SECURITIES AND FUTURES AUTHORITY.
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